UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Failure to Satisfy a Continued Listing Rule or Standard

On May 26, 2016, Samson Oil and Gas Limited (“Samson”) received notification from the NYSE MKT LLC (the “Exchange”) that the Exchange has accepted Samson’s plan to regain compliance with certain continued listing standards. Samson will have until September 14, 2017 to regain compliance with the applicable listing standards.

Samson’s ADSs will continue to be listed on the Exchange while it regains compliance with the applicable listing standards, subject to Samson’s compliance with other continued listing requirements. The Exchange’s notification does not affect Samson’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of its material debt or other agreements.

Samson issued a press release on June 1, 2016, announcing that it had received the notice of acceptance of its compliance plan. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of the Company dated June 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2016

Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer